SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 26, 1999

                           BERGEN BRUNSWIG CORPORATION
             (Exact name of registrant as specified in its charter)

      New Jersey                   1-5110                        22-1444512
(State or other jurisdiction    (Commission                   (I.R.S. Employer
of incorporation)                File Number)                Identification No.)

4000 Metropolitan Drive, Orange, California                    92868
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            (Address of principal executive offices)         (ZIP code)

Registrant's telephone number, including area code:  (714) 385-4000

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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

          On May 26, 1999, Bergen Capital Trust I (the "Trust"), a wholly-owned subsidiary of Bergen Brunswig Corporation ("Bergen"), issued $300,000,000 aggregate liquidation amount of its 7.80% Trust Originated Preferred Securities (the "Preferred Securities") at a public offering price of $25 per Preferred Security. The Preferred Securities are guaranteed by Bergen to the extent described in Bergen's and the Trust's Prospectus Supplement dated May 20, 1999 and filed with the Securities and Exchange Commission on May 24, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The Trust has invested the proceeds from such sale, together with the proceeds from the sale of its common securities to Bergen, in $309,278,350 aggregate principal amount of 7.80% Subordinated Deferrable Interest Notes due June 30, 2039 of Bergen.

Item 7.  Exhibits

4.1 Amended and Restated Declaration of Trust of Bergen Capital Trust I, dated as of May 26, 1999.

4.2 Officers' Certificate, dated as of May 24, 1999, pursuant to the Indenture.

4.3 Form of 7.80% Subordinated Deferrable Interest Notes due June 30, 2039.

4.4 Preferred Securities Guarantee Agreement, dated as of May 26, 1999, between Chase Manhattan Bank and Trust Company, National Association, as Trustee and Bergen.

4.5 Common Securities Guarantee Agreement, dated as of May 26, 1999, between Chase Manhattan Bank and Trust Company, National Association, as Trustee and Bergen.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BERGEN BRUNSWIG CORPORATION
                                          (Registrant)

DATE:   May 26, 1999                      By: /s/ Neil F. Dimick
                                              --------------------------
                                              Name:  Neil F. Dimick
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT

4.1 Amended and Restated Declaration of Trust of Bergen Capital Trust I, dated as of May 26, 1999.

4.2  Officers' Certificate, dated as of May 24, 1999, pursuant to the Indenture.

4.3  Form of 7.80% Subordinated Deferrable Interest Notes due June 30, 2039.

4.4 Preferred Securities Guarantee Agreement, dated as of May 26, 1999, between Chase Manhattan Bank and Trust Company, National Association, as Trustee and Bergen.

4.5 Common Securities Guarantee Agreement, dated as of May 26, 1999, between Chase Manhattan Bank and Trust Company, National Association, as Trustee and Bergen.